Exhibit 99.1

      EPL Announces Record Revenues, Discretionary Cash Flow and
                Production for the Second Quarter 2004

    NEW ORLEANS--(BUSINESS WIRE)--Aug. 5, 2004--Energy Partners, Ltd. ("EPL") (NYSE:EPL) today reported that in the second quarter of 2004, revenues reached a record high of $75.1 million and net income available to common stockholders was $13.8 million, or $0.38 per diluted share. In the second quarter of 2003, revenues totaled $54.2 million and net income available to common stockholders was $6.6 million, or $0.21 per diluted share.
    Discretionary cash flow, which is cash flow from operating activities before changes in working capital and exploration expense, also was the highest in the Company's history totaling $53.7 million, up 49% over second quarter 2003 discretionary cash flow of $36.1 million (see reconciliation of discretionary cash flow in table.) Cash flow from operating activities in the most recent quarter was $48.0 million, compared to $36.1 million in the second quarter of 2003.
    The Company said that growing production volumes and strong commodity prices were the primary drivers in the results reported today. Cash operating costs, which includes lease operating expenses, taxes other than on earnings, and general and administrative expenses, declined to $8.78 per barrel of oil equivalent (Boe), down 6% from $9.32 per Boe in the second quarter of 2003.
    In the second quarter of 2004, production volumes averaged 22,920 Boe per day, another record high for EPL. Natural gas production averaged 87.1 million cubic feet (Mmcf) per day, an increase of 18% over second quarter 2003 volumes of 73.6 Mmcf per day. Oil production in the second quarter of 2004 averaged 8,411 barrels per day, a 12% increase over volumes of 7,483 barrels per day in the same period a year ago. On a Boe basis, production grew 16% over second quarter 2003 levels of 19,751 Boe per day. The Company also said that production is currently averaging over 24,000 Boe per day.
    Natural gas price realizations in the second quarter 2004, net of hedging, averaged $6.26 per thousand cubic feet (Mcf), a 17% increase over second quarter 2003 realizations of $5.36. Oil realizations net of hedging averaged $33.20 per barrel, a 24% increase over realizations of $26.84 in the same period of 2003.
    Richard A. Bachmann, EPL's Founder, Chairman, President, and CEO commented, "We have been fortunate to achieve all time high production volumes at a time when commodity prices are at or near record levels. That combination has allowed the Company to set new highs on a number of fronts, continuing a streak of record results over the last several quarters for EPL. We have also been quite successful in controlling our unit operating costs. We take great satisfaction in demonstrating the ability to grow while creating value in the Gulf of Mexico."
    For the six months ended June 30, 2004, net income available to common stockholders was $20.4 million, or $0.58 per diluted share. Net income available to common stockholders in the same period of 2003 was $19.9 million, or $0.63 per diluted share, inclusive of an after tax benefit of $2.3 million, or $0.06 per diluted share, related to the cumulative effect of a change in accounting principle as a result of adoption of Financial Accounting Standards Board Statement No. 143, ("Accounting for Asset Retirement Obligations"), which was effective January 1, 2003.
    Discretionary cash for the first two quarters of 2004 totaled $94.8 million, rising 29% over $73.7 million in the same period a year ago. (See reconciliation of discretionary cash flow in table.) Cash flow from operating activities in the first six months of 2004 was $68.7 million, up 13% compared to $60.9 million in the same period of 2003. First half 2004 results benefited from higher production volumes compared to the same period in 2003 as well as higher commodity prices.
    For the first half of 2004, natural gas volumes averaged 82.1 Mmcf per day, a 14% increase over first half 2003 natural gas volumes of
71.8 Mmcf per day. Oil production averaged 8,200 barrels per day in the first half of 2004, a 6% increase over production of 7,746 barrels per day in the first half of 2003. On a Boe basis, production averaged 21,882 Boe per day for the first six months of 2004, representing an 11% increase over the average of 19,716 Boe per day in the same period a year ago.
    For the first six months of 2004 natural gas price realizations net of hedging averaged $6.01 per Mcf, a 10% increase over realizations of $5.46 in the same period a year ago. Oil price realizations net of hedging for the first two quarters of 2004 were $32.55 per barrel, a 14% increase from $28.59 in the same period of 2003.
    For the first six months of 2004, exploration and development expenditures totaled $95.8 million, a 72% increase over exploration and development expenditures of $55.8 million in the first six months of 2003. EPL has increased its 2004 exploration and development budget on two occasions since the end of the first quarter. The budget for 2004 currently stands at $175 million, up 40% from EPL's initial exploration and development budget of $125 million and up 56% from actual expenditures of $112 million in 2003.
    On June 30, 2004, cash and cash equivalents totaled $94.6 million while long-term debt stood at $150.3 million. The Company's debt to total capitalization ratio was 34% excluding the impact of cash on the balance sheet at quarter-end.
    On July 16, 2004, after the close of the second quarter, the Company filed a universal shelf registration which, when declared effective, will allow EPL to issue an aggregate of $300 million in common stock, preferred stock, senior debt, and subordinated debt. The Company does not currently have plans to raise additional capital under this shelf.
    The Company also recently amended its bank credit facility. On August 3, 2004, EPL entered into a four year $200 million credit facility with a group of six banks that has a $60 million initial borrowing base. The Company currently has no amount outstanding under this facility.

    Hedging

    EPL has recently established hedging positions in 2005 for both oil and natural gas. To view a complete and regularly updated schedule of all hedging positions, please visit the Investor Relations section of the Company's website, www.eplweb.com, under "Hedging".

    Operational Update

    In the second quarter of 2004, EPL had five exploratory discoveries and one dry hole. The five successful wells were East Cameron 161 #A-3, South Timbalier 41 #2, High Island 56L #1, Eugene Island 277 #A-3ST and Eugene Island 242 #1; the one dry hole was at West White Lake in Vermilion Parish, Louisiana. After the end of the quarter, the operator of the High Island A-6 #5 well, where EPL holds a 17% working interest, announced that the well was an exploratory success.
    For the year to date, EPL drilled nine exploratory discoveries in ten attempts, and five exploratory tests are currently underway with results pending. Those wells are East Buck Point in Vermilion Parish, Louisiana, East Cameron 43 #1, South Pass 27 #92, South Marsh Island 192 #A-2, and South Timbalier 41 #3.
    EPL initiated production from two exploratory successes in the quarter, East Cameron 161 #A-3 and South Timbalier 41 #1. Since June 30, production has begun from four more exploratory successes, the East Cameron 44 #2 well, Eugene Island 242 #1 and two wells at High Island 55L. The Company also finished ten well workovers and recompletions in the quarter.
    At the March 2004 Central Gulf Lease Sale, EPL submitted bids on twelve blocks and was the high bidder on eight of the twelve blocks. All of the blocks on which EPL submitted the high bid were subsequently awarded. The blocks include Eugene Island 52, Eugene Island 248, Ship Shoal 115, South Marsh Island 79, South Timbalier 42, Vermilion 237, West Cameron 145 and West Cameron 242. EPL plans to drill prospects on five of these blocks in 2004.
    In May 2004, EPL participated in the Louisiana State Lease Sale and submitted high bids on three tracts covering state water portions of South Pass blocks 26, 27, 38, and 39. The three tracts together cover a total of 5,200 acres, which are contiguous to and extend the Company's East Bay field. All of the tracts have been awarded.
    Bachmann continued, "At this point, we are nearly halfway through the largest and most exciting exploratory program in the Company's history. As pleased as we are with our success in the first half of the year in drilling wells, installing facilities, initiating new production, and adding prospective acreage, we are even more excited at the potential that the second half of 2004 holds for us. All the ingredients are in place for an excellent second half and full year 2004, and we will continue to work diligently to deliver value to our shareholders."

    Conference Call Information

    EPL has scheduled a conference call to discuss quarterly and mid-year results for today, August 5, at 9:00 AM Central Time. Management will also discuss guidance for the remainder of the year and will provide preliminary guidance for 2005. To participate in the EPL conference call, callers in the United States and Canada can dial
(877) 612-5303 and international callers can dial (706) 634-0487. The Conference I.D. for callers is 8724309.
    The call will be available for replay beginning two hours after the call is completed through midnight of August 10, 2004. For callers in the United States and Canada, the toll-free number for the replay is (800) 642-1687. For international callers the number is (706) 645-9291. The Conference I.D. for all callers to access the replay is 8724309.
    Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company's operations are focused in the shallow to moderate depth waters of the Gulf of Mexico Shelf.

    Any statements made in this news release, other than those of historical fact, about an action, event or development, which the Company hopes, believes or anticipates may or will occur in the future, are "forward-looking statements" under U. S. securities laws. Such statements are subject to various assumptions, risks and uncertainties, which are specifically described in our Annual Report on Form 10-K for fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance or an assurance that the Company's current assumptions and projections are valid. Actual results may differ materially from those projected.


                         ENERGY PARTNERS, LTD.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In Thousands, except per share data)
                              (Unaudited)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                                 2004      2003      2004      2003
                               --------  --------  --------  --------
Revenues:
  Oil and natural gas          $ 74,977  $ 54,146  $138,396  $111,100
  Other                              90        73       143       356
                               --------  --------  --------  --------
                                 75,067    54,219   138,539   111,456
                               --------  --------  --------  --------

Costs and expenses:
  Lease operating                 9,802     9,427    19,576    17,444
  Taxes, other than on earnings 2,078 1,780 4,320 4,151 Exploration expenditures and
   dry hole costs                 7,467     3,929    16,932     5,236
  Depreciation, depletion and
   amortization                  22,215    19,532    40,952    37,104
  General and administrative:
    Stock-based compensation        662       353     1,519       479
    Other general and
     administrative               6,434     5,551    13,750    12,990
                               --------  --------  --------  --------
      Total costs and expenses   48,658    40,572    97,049    77,404
                               --------  --------  --------  --------

Income from operations           26,409    13,647    41,490    34,052
                               --------  --------  --------  --------

Other income (expense):
  Interest income                   221        25       463        46
  Interest expense               (3,586)   (1,608)   (7,160)   (3,429)
                               --------  --------  --------  --------
                                 (3,365)   (1,583)   (6,697)   (3,383)
                               --------  --------  --------  --------

Income before income taxes and
 cumulative effect of change in
 accounting principle            23,044    12,064    34,793    30,669
  Income taxes                   (8,388)   (4,500)  (12,691)  (11,191)
                               --------  --------  --------  --------

Income before cumulative effect
 of change in accounting
 principle                       14,656     7,564    22,102    19,478

Cumulative effect of change in
 accounting principle, net of
 income taxes of $1,276               -         -         -     2,268
                               --------  --------  --------  --------

Net income                       14,656     7,564    22,102    21,746

Less dividends earned on
 preferred stock and accretion
 of discount                       (821)     (953)   (1,750)   (1,808)
                               --------  --------  --------  --------

Net income available to common
 stockholders                  $ 13,835  $  6,611  $ 20,352  $ 19,938
                               ========  ========  ========  ========

Earnings per share:
Basic:
 Before cumulative effect of
  change in accounting
  principle                    $   0.42  $   0.21  $   0.62  $   0.60
 Cumulative effect of change in
  accounting principle         $      -  $      -  $      -  $   0.08
                               --------  --------  --------  --------
 Basic earnings per share      $   0.42  $   0.21  $   0.62  $   0.68
                               ========  ========  ========  ========

Diluted:
 Before cumulative effect of
  change in accounting
  principle                    $   0.38  $   0.21  $   0.58  $   0.57
 Cumulative effect of change in
  accounting principle         $      -  $      -  $      -  $   0.06
                               --------  --------  --------  --------
 Diluted earnings per share    $   0.38  $   0.21  $   0.58  $   0.63
                               ========  ========  ========  ========

Weighted average common shares
 used in computing earnings
 per share:
    Basic                        32,913    31,291    32,671    29,481
    Incremental common shares     5,437     4,838     5,460     4,837
                               --------  --------  --------  --------
    Diluted                      38,350    36,129    38,131    34,318
                               ========  ========  ========  ========


                        ENERGY PARTNERS, LTD.
           CONSOLIDATED STATEMENTS OF NET CASH PROVIDED BY
                         OPERATING ACTIVITIES
                            (In Thousands)
                             (Unaudited)

                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ----------------  -----------------
                                   2004     2003      2004     2003
                                  -------  -------  --------  -------
Cash flows from operating
 activities:
  Net income                      $14,656  $ 7,564  $ 22,102  $21,746
  Adjustments to reconcile net
   income to net cash provided by
   operating activities:
    Cumulative effect of change in
     accounting principle, net of
     tax                                -        -         -   (2,268)
    Depreciation, depletion and
     amortization                  22,215   19,532    40,952   37,104
    Gain on sale of oil and
     natural gas assets                 -        -         -     (207)
    Non-cash compensation             662      353     1,568      479
    Deferred income taxes           8,385    4,501    12,688   11,192
    Exploration expenditures        5,462    2,697    13,272    3,008
    Amortization of deferred
     financing costs                  228      119       457      205
    Other                              51      139       104      189
  Changes in operating assets and
   liabilities:
    Trade accounts receivable      (6,212)  11,858   (20,510)  (8,850)
    Prepaid expenses               (3,016)  (1,341)   (3,423)    (638)
    Other assets                     (576)    (756)     (489)  (1,354)
    Accounts payable and accrued
     expenses                       6,509   (8,558)    2,524      438
    Other liabilities                (340)      26      (587)    (118)
                                  -------  -------  --------  -------

Net cash provided by operating
 activities                       $48,024  $36,134  $ 68,658  $60,926
                                  =======  =======  ========  =======

Reconciliation of discretionary
 cash flow:
    Net cash provided by operating
     activities                    48,024   36,134    68,658   60,926
    Changes in working capital      3,635   (1,229)   22,485   10,522
    Non-cash exploration
     expenditures                  (5,462)  (2,697)  (13,272)  (3,008)
    Total exploration expenditures  7,467    3,929    16,932    5,236
                                  -------  -------  --------  -------
Discretionary cash flow           $53,664  $36,137  $ 94,803  $73,676
                                  =======  =======  ========  =======

The table above reconciles discretionary cash flow to net cash provided by operating activities. Discretionary cash flow is defined as cash flow from operations before changes in working capital and exploration expenditures. Discretionary cash flow is widely accepted as a financial indicator of an oil and natural gas company's ability to generate cash which is used to internally fund exploration and development activities, pay dividends and service debt. Discretionary cash flow is presented based on management's belief that this non-GAAP financial measure is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions. Discretionary cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities, as defined by GAAP, or as a measure of liquidity, or an alternative to net income. Investors should be cautioned that discretionary cash flow as reported by us may not be comparable in all instances to discretionary cash flow as reported by other companies.


                        ENERGY PARTNERS, LTD.
       SELECTED PRODUCTION, PRICING AND OPERATIONAL STATISTICS
                             (Unaudited)

                              Three Months Ended    Six Months Ended
                                   June 30,             June 30,
                              ------------------   ------------------
                                2004      2003       2004      2003
                              --------  --------   --------  --------

PRODUCTION AND PRICING
------------------------------
Net Production (per day):
  Oil (Bbls)                     8,411     7,483      8,200     7,746
  Natural gas (Mcf)             87,054    73,607     82,094    71,817
    Total (Boe)                 22,920    19,751     21,882    19,716
Oil and Natural Gas Revenues
 (in thousands):
  Oil                         $ 25,412  $ 18,274   $ 48,583  $ 40,077
  Natural gas                   49,565    35,872     89,813    71,023
    Total                       74,977    54,146    138,396   111,100
Average Sales Prices (1):
  Oil (per Bbl)               $  33.20  $  26.84   $  32.55  $  28.59
  Natural gas (per Mcf)           6.26      5.36       6.01      5.46
    Average (per Boe)            35.95     30.13      34.75     31.13

OPERATIONAL STATISTICS
------------------------------
Average Costs (per Boe):
  Lease operating expense     $   4.70  $   5.24   $   4.92  $   4.89
  Taxes, other than on
   earnings                       1.00      0.99       1.08      1.16
  Depreciation, depletion and
   amortization                  10.65     10.87      10.28     10.40


(1) Prices are net of hedging transactions which had the following impact:

    -- Reduced natural gas price realizations by $0.01 and $0.12 per Mcf for the second quarter of 2004 and 2003, respectively; and

    -- Reduced oil price realizations by $3.40 and $0.73 per barrel for the second quarter of 2004 and 2003, respectively.

    -- Reduced natural gas price realizations by $0.04 and $0.50 per Mcf for the first half of 2004 and 2003, respectively; and

    -- Reduced oil price realizations by $2.54 and $1.61 per barrel for the first half of 2004 and 2003, respectively.


                        ENERGY PARTNERS, LTD.
                     CONSOLIDATED BALANCE SHEETS
                  (In Thousands, except share data)

                                              June 30,     Dec. 31,
                                                2004         2003
                                             -----------  -----------
                                             (Unaudited)
ASSETS
-------------
Current assets:
  Cash and cash equivalents                  $    94,624  $   104,392
  Trade accounts receivable                       54,921       35,315
  Deferred tax asset                               2,460        2,939
  Prepaid expenses                                 5,529        2,106
                                             -----------  -----------
    Total current assets                         157,534      144,752

Property and equipment, at cost under the
 successful efforts method of accounting
 for oil and natural gas properties              687,072      598,101
Less accumulated depreciation, depletion and
 amortization                                   (256,100)    (210,013)
                                             -----------  -----------
    Net property and equipment                   430,972      388,088

Other assets                                       7,064        6,575
Deferred financing costs -- net of
 accumulated amortization                          4,315        4,766
                                             -----------  -----------
                                             $   599,885  $   544,181
                                             ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------
Current liabilities:
  Accounts payable                           $    17,929  $    14,650
  Accrued expenses                                57,605       42,487
  Fair value of commodity derivative
   instruments                                     5,081        3,814
  Current maturities of long-term debt               104           99
                                             -----------  -----------
    Total current liabilities                     80,719       61,050

Long-term debt                                   150,164      150,317
Deferred income taxes                             39,812       29,584
Asset retirement obligation                       40,610       40,577
Other                                              1,501        1,168
                                             -----------  -----------
                                                 312,806      282,696

Stockholders' equity:
  Preferred stock, $1 par value, authorized
   1,700,000 shares; issued and outstanding:
   2004 - 346,443 shares; 2003 - 368,076
   shares. Aggregate liquidation value:
   2004 - $34,644; 2003 - $36,808                 33,268       34,894
  Common stock, par value $0.01 per share.
   Authorized 50,000,000 shares; issued
   and outstanding: 2004 - 32,958,921
   shares; 2003 - 32,241,981 shares                  330          323
Additional paid-in capital                       236,183      228,511
Accumulated other comprehensive loss              (3,252)      (2,441)
Retained earnings                                 20,550          198
                                             -----------  -----------
    Total stockholders' equity                   287,079      261,485
Commitments and contingencies
                                             -----------  -----------
                                             $   599,885  $   544,181
                                             ===========  ===========




    CONTACT: Energy Partners, Ltd., New Orleans
             Al Petrie, 504-799-1953
             or
             Charles Meade, 504-799-4814